                                                                    Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement of Genzyme Corporation on Form S-3 of our reports dated February 27, 1997 on our audits of the consolidated financial statements and financial statement schedule of Genzyme Corporation, the combined financial statements and financial statement schedule of Genzyme General Division and the combined financial statements and financial statement schedule of Genzyme Tissue Repair Division as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, which reports are included in Genzyme Corporation's 1996 Annual Report on Form 10-K.




                                        /s/ Coopers & Lybrand L.L.P
                                        Coopers & Lybrand L.L.P.



Boston, Massachusetts

June 26, 1997